Consolidated communications

Steve Childers – Chief Financial Officer

Citigroup 2007 Entertainment, Media & Telecom Conference
January 10, 2007

Regulation G and Safe Harbor

Regulation G

This presentation contains disclosures regarding our "adjusted EBIDTA", "cash available to pay dividends" and "total net debt to last 12-month Adjusted EBITDA ratio" (which we refer to as leverage), all of which are non-GAAP financial measures as defined by Regulation G of the rules of the Securities and Exchange Commission. For a description of the reasons the company uses these measures and a reconciliation of the non-GAAP financial measures to the equivalent GAAP equivalents see GAAP reconciliation beginning on page 20.

Forward-Looking Statements

This presentation contains forward-looking statements regarding future events and the future performance of Consolidated Communications Holdings, Inc. that involve risks, uncertainties and assumptions that could cause actual results to differ materially from those indicated by the forward looking statements including, but not limited to, economic conditions, customer demand, increased competition in the relevant market and others. Please see the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, as well as the other documents that we file from time to time with the Securities and Exchange Commission, which contain additional important factors that could cause our actual results to differ from our current expectations and from the forward-looking statements discussed during in this presentation.

Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

Company Overview

16th largest Independent Local Exchange Carrier in the U.S. with operations in Illinois and Texas

- Approximately 236,000 access lines, 49,000 DSL subscribers and 5,600 IPTV subscribers, representing over 290,000 total connections
- Providing voice, video and data services
- Triple play offerings in both Texas and Illinois
- Financial overview:
  - Third quarter 2006 revenues of $80.3 million
  - Third quarter 2006 Adjusted EBITDA of $34.8 million
  - Third quarter 2006 Cash Available to Pay Dividends of $15.2 million, with a dividend payout ratio of 75.9%

Operations in both Texas and Illinois

Balance of both stable rural and growing suburban markets

Illinois	Texas


East Peoria
Bloomington
55
74
72
Danville
Champaign
Quincy
Decatur
Springfield
57
Mattoon
55
70
Effingham
Vandalia
70
E. St. Louis
64
Mt. Vernon


Dallas
20
Waco
45
Lufkin
35
Conroe
Katy
Houston
10

Managing Competition

CNSL's strategy has been to minimize competition from cable and wireless companies by providing "sticky" bundled service offerings and exemplary customer service

- Marketing, customer service and technology initiatives have been designed to minimize competitive traction
- The company has successfully managed wireless competition since the late 1980s
- Cable operators - Charter and Mediacom in Illinois and Comcast and Suddenlink in Texas
- To date only Mediacom has launched a voice product in CNSL's markets

Favorable Regulatory Environment

Stable to improving regulatory environment

- Rate of return regulated at the federal level in both states
- Elected incentive regulation at the state level in Texas and rate of return in Illinois
- Strong working relationships with the FCC and both state commissions
- Actively involved in both USF and access charge reform

Experienced & Operations-Focused Management Team

Executive	Title	Telecom Experience	CCI Date of Initial Hire
Richard Lumpkin	Chairman	46 Years	1963
Bob Currey	President & CEO	37 Years	1990
Steve Childers	Chief Financial Officer	19 Years	1986
Bob Udell	Sr. VP & President of TX Telephone Ops	19 Years	1993
Joe Dively	Sr. VP & President of IL Telephone Ops	20 Years	1991
Steve Shirar	Sr. VP & President of Enterprise Units	22 Years	1996
Chris Young	Chief Information Officer	19 Years	1985

Executing on our Strategy



Increase revenue per customer
Improve operating efficiency
Sustain and grow cash flow
Pursue selective acquisitions
Maintain effective capital deployment

Increasing Revenue Per Customer With Bundling

CNSL continues to focus on increasing revenues per customer by driving service bundle subscriptions

- **Attractive product set including:**
  - DSL
  - IPTV
  - Integrated voice products
- **First to offer the triple play in both its Illinois and Texas markets**
- **Bundling not only drives revenue per customer, but also reduces line loss**

Customers
with Bundles


19.7% Growth
42,100
35,163
9/30/2005
9/30/2006

DSL is Key Component of the Bundle

- Attractive, feature rich offering
  - Multiple speeds and price points
- High-margin product
- 95% self-installed
- 28.7% penetration of primary residential lines



52.9% CAGR
6,570
11,184
16,619
27,445
39,192
49,360
2001
2002
2003
2004
2005
Q3-06
% of total access lines
2.5%
4.2%
6.3%
10.8%
16.2%
20.9%

IPTV Service in Illinois & Texas

A robust offering with over 200 all-digital channels, premium movie packages and over a 1000 hours of movies on demand

Video Drives Incremental Revenue Per Customer

- Enables the Triple Play - IPTV
- Voice, Video & Data
- Incremental Product Rollout
  - Leverages existing resources and network
  - IP Backbone/ADSL 2+
  - Future CapEx is success based
  - Will enhance the value of the bundle and deepen customer relationships
- 5,522 video subscribers in Illinois as of 9/30/2006, a 157% increase compared to 12/31/2005
- Approximately 35,000 homes passed in Illinois
- Implemented controlled launch of IPTV in Texas in August 2006 with over 37,000 homes passed

DVS

NOW THAT'S TV!

Consolidated communications

Stable Customer Base

CNSL's total connections have grown by over 18,000 since 2001, but product mix has changed


295,000
285,000
275,000
265,000
2001
2002
2003
2004
2005
Q3-06
Total Connections


2001
Access Lines
DSL Lines
Video


3rd Qtr 2006
Access Lines
DSL Lines
Video

Increasing Efficiencies & Adjusted EBITDA per Employee



Employees
1,500
1,400
1,300
1,200
1,100
1,000
$30
$25
$20
$15
Adjusted EBITDA per Employee
Q1 2004
Q2 2004
Q3 2004
Q4 2004
Q1 2005
Q2 2005
Q3 2005
Q4 2005
Q1 2006
Q2 2006
Q3 2006

Adjusted EBITDA per employee is represented by a trend line. See appendix for detail.

Effective Capital Deployment

CNSL's advanced network enables it to offer advanced products and services, which is a key part of its strategy to retain customers and increase revenue

- Since the beginning of 2003, CNSL has invested over $100 million in its network, including its core IP backbone and softswitch technology
- Installed television headends in Texas and Illinois and is currently delivering an all digital video signal over its existing fiber/copper network
- 92% of total access lines are DSL-capable
  - Network supports speeds up to 6 megabits per second, as required by consumer demand

Acquisition Philosophy

CNSL has a proven track record of successful business integrations

- It will continue to monitor and potentially pursue select acquisition opportunities based on the following criteria:
  - Attractiveness of the markets
  - Quality of the network
  - The company's ability to integrate the acquired company efficiently
  - Potential operating synergies
  - Cash flow accretive from day one

Delivering Solid Financial Results...

	2004	2005	Q1 2006	Q2 2006	Q3 2006
Revenue (1)	$323.5	$321.4	$79.4	$79.3	$80.3
Telephone Operations ARPU (1) (2)	$91.30	$94.77	$95.88	$96.74	$98.38
Operating Expenses (1) (3)	$208.0	$200.0	$47.2	$48.6	$47.9
Adjusted EBITDA (1)	$139.0	$136.8	$34.8	$34.5	$34.8
CapEx (1)	$36.7	$31.1	$8.5	$8.7	$7.8
Total Cash and Cash Equivalents	$52.1	$31.4	$25.7	$30.4	$19.9
Total Debt (4)	$629.4	$555.0	$555.0	$555.0	$594.0
Leverage (4)	4.2x	3.8x	3.8x	3.8x	4.1x
Payout Ratio (5)	n/a	68.9%	71.0%	61.8%	75.9%

(1) Revenue, Telephone Operations average revenue per line (ARPU), Operating Expenses, Adjusted EBITDA, and CapEx for 2004 and 2003 include the results for TXUCV as if the acquisition had occurred at the beginning of the time period.

(2) Calculated using average access lines.

(3) Includes Cost of Services and Products and SG&A expenses.

(4) Q3 2006 reflects increased debt associated with the Providence share repurchase.

(5) 2005 reflects the three months ended December 31, 2005 only.

Investment Highlights

- Stable Local Telephone Business
- Attractive Markets and Limited Competition
- Experienced Management Team
- Favorable Regulatory Environment
- Bundled Service Offerings
- Technologically Advanced Network

Consolidated® communications

Appendix

GAAP Reconciliation

This presentation includes disclosures regarding "Adjusted EBITDA", "cash available to pay dividends" and "total net debt to last 12-month Adjusted EBITDA ratio" (which we refer to as leverage), all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA, which corresponds to pro forma Bank EBITDA as used and defined in the prospectus dated July 21, 2005 filed in connection with the IPO, is comprised of historical EBITDA, as adjusted to give effect to the Texas Communications Ventures Company (TXUCV) acquisition and certain other adjustments permitted and contemplated by our amended and restated credit facilities.

EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net cash provided by operating activities is the most directly comparable financial measure to EBITDA under GAAP.

To give pro forma effect to the TXUCV acquisition as if it had occurred on the first day of the periods presented, we have made two sets of adjustments. First, because the operating results of TXUCV are not reflected in our historical EBITDA and financial results for the period prior to the date of its acquisition, TXUCV's historical EBITDA for 2003 and 2004 has been added to our historical EBITDA. Second, we made pro forma adjustments to the selling, general and administrative expenses to reflect (1) a reduction in costs due to the termination of certain TXUCV employees upon the closing of the acquisition and (2) incremental professional service fees paid to certain equity investors pursuant to a new professional services agreement entered into in connection with the TXUCV acquisition. Finally, when calculating EBITDA in accordance with our credit agreement, the credit agreement permits us to exclude the effect of certain items. Each of these adjustments is described in the footnotes to the attached reconciliations.

Cash available to pay dividends represents Adjusted EBITDA plus cash interest income, less (1) cash interest expense (after giving pro forma effect to the IPO as if it had been completed on July 1, 2005), (2) capital expenditures and (3) cash taxes.

GAAP Reconciliation

We present Adjusted EBITDA and cash available to pay dividends for several reasons. Management believes Adjusted EBITDA and cash available to pay dividends are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented Adjusted EBITDA and cash available to pay dividends to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency and comparability in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also components of the restrictive covenants and financial ratios contained in the agreements governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on Adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. As a result, management believes the presentation of Adjusted EBITDA and cash available to pay dividends as supplemented by these other items provides important additional information to investors. In addition, Adjusted EBITDA and cash available to pay dividends provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in the agreements governing our debt and to measure our ability to service and repay debt.

While we use Adjusted EBITDA and cash available to pay dividends in managing and analyzing our business and financial condition and believe they are useful to our management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement and the indenture governing our senior notes.

Because Adjusted EBITDA is a component of the ratio of total net debt to last 12-month Adjusted EBITDA, it is subject to the material limitations discussed above, and the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes that this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future and to assist investors, securities analysts and other interested parties in evaluating the companies in our industry.

For a more detailed discussion of these and other limitations on the use of these non-GAAP financial measures, please see the section entitled "Dividend Policy and Restrictions" in our prospectus dated July 21, 2005. The prospectus is not incorporated by reference into this presentation.

GAAP Reconciliation (Cont'd)

	Three Months Ended			Year Ended	
	Sept 30,	Jun 30,	Mar 31,	December 31,	
	2006	2006	2006	2005	2004
Historical EBITDA					
Net cash provided by operating activities	$ 26,184	$ 19,018	$ 14,361	$ 72,475	$ 79,766
Adjustments:					
Pension curtailment gain	-	-	-	7,880	-
Compensation from restricted share plan	(625)	(625)	(625)	(8,590)	-
Other adjustments, net	(1,651)	5,116	(5,015)	(19,068)	(10,382)
Changes in operating assets and liabilities	(4,932)	1,560	11,898	10,220	(4,427)
Interest expense, net	11,175	10,124	10,042	53,443	39,551
Income taxes	3,913	(3,089)	2,928	10,935	232
Consolidated EBITDA (1)	34,064	32,104	33,589	127,295	104,740
CCI Texas EBITDA (2)	-	-	-	-	15,538
Pro Forma EBITDA (3)	34,064	32,104	33,589	127,295	120,278
Adjustments to EBITDA					
Transaction costs associated with TXUCV acquisition (4)	-	-	-	-	8,205
Integration and restructuring (5)	394	2,223	466	7,400	7,009
Professional service fees (6)	-	-	-	2,867	4,135
Other, net (7)	(1,528)	(1,386)	(1,348)	(3,036)	(4,764)
Investment distributions (8)	1,263	953	1,451	1,590	4,135
Effect of pension curtailment (9)	-	-	-	(7,880)	-
Non-cash compensation (10)	625	625	625	8,590	-
Adjusted EBITDA	$ 34,818	$ 34,519	$ 34,783	$ 136,826	$ 138,998

See footnotes on next page

GAAP Reconciliation (Cont'd)

Footnotes for Adjusted EBITDA

(1) Consolidated's EBITDA is defined as net earnings (loss) before interest expense, income taxes, depreciation and amortization on an historical basis, without giving effect to the TXUCV acquisition.

(2) CCI Texas EBITDA represents the EBITDA of TXUCV for the period from January 1 through April 13, 2004 since the operating results of TXUCV are not reflected in our historical EBITDA for the periods prior to acquisition on April 13, 2004.

(3) Pro forma EBITDA represents our historical EBITDA as adjusted for the TXUCV acquisition.

(4) During 2004, TXUCV incurred costs, which, due to the unusual and non-recurring nature of these expenses, are excluded from Adjusted EBITDA. These expenses included retention bonuses to keep key employees to run its day-to-day operations while it was being prepared for sale; severance costs primarily associated with employee terminations associated with the TXUCV acquisition; and other costs associated with its sale.

(5) In connection with the TXUCV acquisition, the company incurred certain one-time expenses associated with integrating and restructuring the Texas and Illinois businesses. On July 28, 2006, the Company's credit facility was amended to permit it to add back certain non-recurring expenses incurred or to be incurred in fiscal 2006 and 2007, including severance, billing integration and start-up costs associated with the implementation of Sarbanes Oxley section 404 compliance. Accordingly, for all periods subsequent to December 31, 2005, the calculations of Adjusted EBITDA give effect to these permitted adjustments. For the second quarter 2006, this is comprised of $1.5M in severance, $0.4M in Sarbanes Oxley start-up costs and $0.3M in billing integration costs.

(6) Represents the aggregate professional service fees paid to certain equity investors prior to our IPO. Upon closing of the IPO, these agreements terminated in accordance with their terms.

(7) Other, net includes the equity earnings from our investments, dividend income and certain other miscellaneous non-operating items. Key man life insurance proceeds of $2,780 received in June 2005 are not deducted to arrive at Adjusted EBITDA.

(8) For purposes of calculating Adjusted EBITDA, we include all cash dividends and other cash distributions received from our investments.

(9) Represents a one-time, non-cash $7.9 million curtailment gain associated with the amendment of our retirement plan. The gain was recorded in general and administrative expenses. However, because the gain is non-cash and non-recurring, it is excluded from Adjusted EBITDA.

(10) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are being excluded from adjusted EBITDA.

Cash Available to Pay Dividends

	Three Months Ended			
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Adjusted EBITDA	$ 34,818	$ 34,519	$ 34,783	$ 35,626
- Cash interest expense	(10,596)	(9,685)	(9,477)	(9,384)
- Capital Expenditures	(7,816)	(8,698)	(8,523)	(9,498)
+ Proceeds from asset sales [1]	590	5,921	83	
- Cash taxes	(2,000)	(3,737)	(337)	(172)
+ Cash interest income	174	290	186	174
Cash available to pay dividends	$ 15,170	$ 18,610	$ 16,715	$ 16,746
Quarterly Dividend	$ 11,506	$ (11,506)	$ (11,540)	$ (11,537)
Payout Ratio	75.9%	61.8%	69.0%	68.9%

(1) Represents $83 and $590 from the sale of excess property for the three months ended March 31, 2006 and Septemeber 30, 2006, respectively, and $5,921 of proceeds from the redemption of class C shares of RTB stock in the three months ended June 30, 2006.

Total Net Debt to Adjusted EBITDA Ratio

	Twelve Months Ended			Year Ended	Year Ended
	September 30, 2006	June 30, 2006	March 30, 2006	December 31, 2005	December 31, 2004
Summary of Outstanding Debt					
Senior Notes	$ 130,000	$ 130,000	$ 130,000	$ 130,000	$ 200,000
Term loans	464,000	425,000	425,000	425,000	428,233
Other Long Term Debt	-	-	-	-	-
Capital Lease	-	-	-	-	1,188
Total debt	$ 594,000	$ 555,000	$ 555,000	$ 555,000	$ 629,421
Less cash on hand	(19,898)	(30,442)	(25,707)	(31,409)	(52,084)
Total net debt	$ 574,102	$ 524,558	$ 529,293	$ 523,591	$ 577,337
Adjusted EBITDA	$ 139,746	$ 137,985	$ 138,484	$ 136,826	$ 138,998
Total Net Debt to Adjusted EBITDA	4.1	3.8	3.8	3.8	4.2

Adjusted EBITDA per Employee - 2004

	2004			
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Historical EBITDA				
Net cash provided by operating activities	$ 5,870	$ 32,009	$ 27,784	$ 14,103
Adjustments:				
Pension curtailment gain	-	-	-	-
Compensation from restricted share plan	-	-	-	-
Other adjustments, net	(1,230)	(5,727)	(1,769)	(1,656)
Changes in operating assets and liabilities	2,490	(11,213)	(5,586)	9,882
Interest expense, net	2,797	13,823	11,472	11,459
Income taxes	1,177	(357)	2,842	(3,430)
Consolidated EBITDA (1)	11,104	28,535	34,743	30,358
CCI Texas EBITDA (2)	17,922	(2,384)	-	-
Pro Forma EBITDA (3)	29,026	26,151	34,743	30,358
Adjustments to EBITDA				
Transaction costs associated with TXUCV acquisition (4)	1,059	7,146	-	-
Integration and restructuring (5)	-	1,073	1,188	4,748
Professional service fees (6)	500	1,135	1,250	1,250
Other, net (7)	(776)	(1,168)	(1,329)	(1,491)
Investment distributions (8)	511	585	2,620	419
Effect of pension curtailment (9)	-	-	-	-
Non-cash compensation (10)	-	-	-	-
Adjusted EBITDA	$ 30,320	$ 34,922	$ 38,472	$ 35,284
Employees	1,400	1,321	1,308	1,303
Adjusted EBITDA per Employee	$ 22	$ 26	$ 29	$ 27

See footnotes on page 24

Consolidated communications

Adjusted EBITDA per Employee 2005-2006

	2005				2006		
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter
Historical EBITDA							
Net cash provided by operating activities	$ 14,612	$ 14,655	$ 17,804	$ 25,404	$ 14,361	$ 19,018	$ 26,184
Adjustments:							
Pension curtailment gain	-	7,880	-	-	-	-	-
Compensation from restricted share plan	-	-	(7,244)	(1,346)	(625)	(625)	(625)
Other adjustments, net	(3,698)	(4,816)	(2,999)	(7,555)	(5,015)	5,116	(1,651)
Changes in operating assets and liabilities	6,605	6,554	(866)	(2,073)	11,898	1,560	(4,932)
Interest expense, net	11,441	11,557	19,814	10,631	10,042	10,124	11,175
Income taxes	586	4,385	(1,270)	7,234	2,928	(3,089)	3,913
Consolidated EBITDA (1)	29,546	40,215	25,239	32,295	33,589	32,104	34,064
CCI Texas EBITDA (2)	-	-	-	-	-	-	-
Pro Forma EBITDA (3)	29,546	40,215	25,239	32,295	33,589	32,104	34,064
Adjustments to EBITDA							
Transaction costs associated with TXUCV acquisition (4)	-	-	-	-	-	-	-
Integration and restructuring (5)	2,250	2,325	831	1,994	466	2,223	394
Professional service fees (6)	1,250	1,250	367	-	-	-	-
Other, net (7)	(387)	(426)	(1,443)	(780)	(1,348)	(1,386)	(1,528)
Investment distributions (8)	-	-	819	771	1,451	953	1,263
Effect of pension curtailment (9)	-	(7,880)	-	-	-	-	-
Non-cash compensation (10)	-	-	7,244	1,346	625	625	-
Adjusted EBITDA	$ 32,659	$ 35,484	$ 33,057	$ 35,626	$ 34,783	$ 34,519	$ 34,818
Employees	1,280	1,237	1,235	1,229	1,195	1,170	1,130
Adjusted EBITDA per Employee	$ 26	$ 29	$ 27	$ 29	$ 29	$ 30	$ 31

See footnotes on page 24

Telephone Operations ARPU

	Three Months Ended									Year Ended		Year Ended		Year Ended
	September 30, 2006		June 30, 2006		March 31, 2006		December 31, 2005		December 31, 2004		December 31, 2003			
Ending Access Lines	235,933		239,346		240,959		242,024		255,208		262,529			
Average Access Lines	237,630		240,055		241,128		248,214		259,442		264,749			
Total Revenue	70,131	$	79,340		69,358	$	321,429	$	323,463	$	327,148			
Less: Other Operations	(1,213)	$	9,668		(197)	$	39,143	$	39,207	$	42,048			
Telephone Operations Revenue	$ 71,344	$	69,672	$	69,555	$	282,286	$	284,256	$	285,100			
Telephone Operations ARPU	$ 98.38	$	96.74	$	95.88	$	94.77	$	91.30	$	89.74			

ARPU, or average revenue per user, reflects revenue per average access line